Exhibit 99.1

Sales, Income Up in Courier’s First Quarter

Double-Digit Gains in Education, Religious and Trade Sales

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--January 21, 2014--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced results for the quarter ended December 28, 2013, the first quarter of its 2014 fiscal year. Revenues for the quarter were $72.8 million, up 12% from $64.8 million in last year’s first quarter. Net income for the quarter was $2.6 million, up 9% over fiscal 2013. Net income per diluted share was $.23, up 10% from last year.

Courier reported strong sales growth in all three of its principal book manufacturing markets of education, religious and specialty trade. Revenues were up in both digital and offset production at the company’s Massachusetts and Indiana plants. In Courier’s publishing segment, first-quarter sales were even with last year, and the segment’s operating loss was cut nearly in half.

“Once again we began the year with a solid quarter, helped by strong performance in our major markets and continued sales growth at our digital facilities,” said Courier Chairman and Chief Executive Officer James F. Conway III. “It was also a busy quarter at our Kendallville offset plant, which ran close to capacity to meet rising four-color demand in the education market. For the second quarter in a row, textbook sales rose not only at the college level but also at the elementary and high school level, providing further indication that the elementary and high school market may finally be recovering as the economy improves and schools return to higher funding levels.

“Customized textbooks continued to be an important component of our education business. Several years of sustained growth have proven not only their value to students, but also the merits of producing them through our combination of proprietary software and HP digital inkjet technology. After successfully replicating our Massachusetts-based manufacturing model in Indiana last spring, we began investigating ways to leverage our technology and expertise in other promising markets. Our October announcement of a three-way partnership with Santillana and Digital Page, leaders in digital textbook publishing and digital print in Brazil, signals our impending entry into the largest education market in Latin America.

“Meanwhile, our publishing segment continued to turn out appealing new products with a lean organization focused on core strengths and promising opportunities. Several well-received new titles and good growth in online sales helped offset continued attrition in bricks-and-mortar sales channels. With revenues virtually unchanged from last year, the segment still managed to reduce its operating loss by 47%.

“With strong cash flow throughout the quarter, we continued to invest in new markets and technologies, adding another digital press in Kendallville and pursuing opportunities in Brazil. Today I am pleased to report that once again our Board of Directors has declared a dividend of $.21 per share, the same as last quarter.”

Book manufacturing: strong sales across the board

Courier’s book manufacturing segment reported first-quarter sales of $65.6 million, up 14% from $57.5 million in last year’s first quarter. The segment’s operating income was $5.3 million, down slightly from $5.5 million a year ago, reflecting a tight pricing environment as well as increased depreciation, amortization and other costs associated with investments in FastPencil, Brazil and the expansion of the Kendallville digital facility.

The book manufacturing segment focuses on three markets: education, religion, and specialty trade. Sales to the education market were $28 million in the first quarter, up 14% from a year earlier, primarily due to increased sales of college textbooks, but with gains at the elementary and high school level as well. Sales to the religious market were up 14% to $19 million in the quarter, with sales to Courier’s largest religious customer up 8%, with some of the increase related to the timing of orders. Sales to this customer have often varied widely from quarter to quarter within a long-term pattern of single-digit growth. Sales to the specialty trade market were up 12% to $17 million, largely reflecting increased demand for digital printing and four-color books.

“All our manufacturing facilities performed well this quarter,” said Mr. Conway. “We had a significant rise in four-color work, helped by higher volumes in specialty trade as well as in textbooks. With the recovering economy and the move to Common Core curricula in most states, we are hopeful that the growth in elementary and high school textbook sales over the last two quarters will continue as the year progresses. In addition, we had a strong quarter in the religious market, as we continued to provide our long-time customer with manufacturing and distribution services that bring scriptures into more than 100 countries. And we continue to be excited about the growth opportunities represented by our investments in FastPencil and our developing partnerships in Brazil.”

Publishing reports improved results

Courier’s publishing segment includes three businesses: Dover Publications, a publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books and plans on home design, decorating, landscaping and gardening.

First-quarter revenues for the segment were $9.1 million, even with last year’s first quarter, with sales up at Dover but lower at our other two publishing companies. The segment’s operating loss for the quarter was $600,000, versus $1.1 million for the first quarter of fiscal 2013, largely driven by improvements at Dover, which broke even in the quarter.

“Dover’s performance continues to improve,” said Mr. Conway. “Sales were up in the quarter, helped by the availability of titles in ebook form as well as the growing popularity of our Creative Haven line of adult coloring books and a strong showing by Tudor Roses, a Calla Edition Original celebrating hand-knitted designs inspired by history. However, REA and Creative Homeowner continued to suffer from the loss of many of their traditional bricks-and-mortar sales channels. During the quarter we took action to reduce overhead at REA and focus new product investment on key test preparation markets such as AP, CLEP and GED.

“A positive sign was the segment’s increase in online sales. Ebooks, now approaching 5,000 titles, accounted for part of this growth, but print sales through online retailers were also up. Our in-house digital print resources continue to prove their value as we bring more and more out-of-print titles back into circulation at quantities that would have been unsustainable with offset production alone.”

Outlook

“With a solid quarter behind us and increasing signs of economic recovery, we are well positioned for the year ahead in our major markets,” said Mr. Conway. “We continue to reap the benefits of our disciplined investments in technology and service. Yet even as we add to those investments in order to expand our opportunities, we still face intense pressure on print pricing. As a result, while we expect revenues to continue to outpace the overall U.S. education market and maintain their historic growth rate with our largest religious customer, we expect growth in net income to be constrained by those continuing factors, even as EBITDA rises.

“As in the past, we expect our performance in fiscal 2014 to follow a seasonal pattern, with the larger portion of our earnings coming in the second half.

“Overall, we expect fiscal 2014 sales of between $280 million and $295 million, compared to $275 million in fiscal 2013. We expect earnings per diluted share of between $.70 and $1.00, which compares with our fiscal 2013 earnings of $.98 per diluted share.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2014, we expect EBITDA to be between $41 million and $46 million, compared to $42 million in fiscal 2013.

Factors not incorporated into this guidance include the possibility of future impairment or restructuring charges.

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the continuation of the Company's dividend for fiscal year 2014, expansion into ebooks and digital content offerings, and the Company's financial expectations for fiscal year 2014, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could affect actual results include, among others, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets and contingent consideration, restructuring and impairment charges required under generally accepted accounting principles, insolvency of key customers or vendors, changes in technology including migration from paper-based books to digital, changes in market growth rates, changes in obligations of multiemployer pension plans and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets, changes in raw material costs and availability, changes in the Company’s labor relations, changes in operating expenses including medical and energy costs, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations and changes in the Company’s effective income tax rate. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	FIRST QUARTER ENDED
	December 28,	December 29,
	2013	2012

Net sales	$72,796	$64,756
Cost of sales	54,904	48,756

Gross profit	17,892	16,000

Selling and administrative expenses	13,448	11,968

Operating income	4,444	4,032

Interest expense, net	175	190

Income before taxes	4,269	3,842

Income tax provision	1,622	1,422

Net income	$2,647	$2,420

Net income per diluted share	$0.23	$0.21

Cash dividends declared per share	$0.21	$0.21

Wtd. average diluted shares outstanding	11,515	11,424

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$65,576	$57,481
Publishing	9,121	9,134
Elimination of intersegment sales	(1,901)	(1,859)
Total	$72,796	$64,756

Operating income (loss):
Book Manufacturing	$5,310	$5,499
Publishing	(600)	(1,136)
Stock based compensation	(358)	(341)
Intersegment profit	92	10
Total	$4,444	$4,032

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	FIRST QUARTER ENDED
	December 28,	December 29,
	2013	2012

Net sales	$65,576	$57,481
Cost of sales	51,216	44,430

Gross profit	14,360	13,051

Selling and administrative expenses	9,050	7,552

Operating income	$5,310	$5,499

PUBLISHING SEGMENT	FIRST QUARTER ENDED
	December 28,	December 29,
	2013	2012

Net sales	$9,121	$9,134
Cost of sales	5,682	6,195

Gross profit	3,439	2,939

Selling and administrative expenses	4,039	4,075

Operating loss	($600)	($1,136)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	December 28,	September 28,
ASSETS	2013	2013

Current assets:
Cash and cash equivalents	$146	$57
Investments	960	1,012
Accounts receivable	38,659	43,837
Inventories	34,791	35,086
Deferred income taxes	4,133	3,954
Other current assets	2,721	2,579
Total current assets	81,410	86,525

Property, plant and equipment, net	93,933	93,051
Goodwill and other intangibles	25,610	25,853
Prepublication costs	6,522	6,717
Deferred income taxes	2,882	2,827
Other assets	6,113	2,021

Total assets	$216,470	$216,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$3,187	$1,125
Accounts payable	11,386	13,699
Accrued taxes	2,099	3,117
Other current liabilities	15,823	18,033
Total current liabilities	32,495	35,974

Long-term debt	26,334	24,583
Other liabilities	11,012	10,393

Total liabilities	69,841	70,950

Total stockholders' equity	146,629	146,044

Total liabilities and stockholders' equity	$216,470	$216,994

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Three Months Ended
	December 28,	December 29,
	2013	2012
Operating Activities:
Net income	$2,647	$2,420
Adjustments to reconcile net income to cash provided from operating activities:
Depreciation and amortization	6,352	5,833
Stock-based compensation	358	341
Deferred income taxes	(234)	165
Changes in other working capital	90	1,289
Change in fair value of contingent consideration	165	15
Other long-term, net	523	(129)

Cash provided from operating activities	9,901	9,934

Investment Activities:
Capital expenditures	(6,095)	(1,505)
Prepublication costs	(713)	(743)
Long-term investments	(4,461)	-
Short-term investments	52	(1)

Cash used for investment activities	(11,217)	(2,249)

Financing Activities:
Long-term debt repayments, net	3,813	(5,181)
Cash dividends	(2,416)	(2,421)
Other	8	-

Cash provided from (used for) financing activities	1,405	(7,602)

Increase in cash and cash equivalents	$89	$83

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income	$2,647	$2,420
Income tax provision	1,622	1,422
Interest expense, net	175	190
Depreciation and amortization	6,352	5,833
Change in fair value of contingent consideration	165	15
EBITDA	$10,961	$9,880

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com